Exhibit 99.3

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan            651.293.2809

ECOLAB RAISES CASH DIVIDEND 14 PERCENT

20th consecutive annual dividend rate increase

Ecolab has paid dividends for 75 consecutive years

ST. PAUL, Minn., December 1, 2011 - The Board of Directors of Ecolab Inc. today increased the company’s quarterly cash dividend by 14% to $0.20 per common share, to be paid January 17, 2012, to shareholders of record at the close of business on December 20, 2011.  This results in a new indicated annual cash dividend of a record $0.80 per share for 2012, and represents Ecolab’s 20th consecutive annual dividend rate increase.  Ecolab has paid cash dividends on its common stock for 75 consecutive years.  Ecolab last increased its dividend in December 2010.

Commenting on the increase, Douglas M. Baker, Jr., Ecolab’s Chairman and Chief Executive Officer said, “We are pleased to once again increase our dividend and continue our strong cash dividend record following our merger with Nalco.  We have achieved this outstanding dividend record through our excellent business model and strong financial position, and we believe our recent actions have strengthened our growth prospects, cash flow and ability to deliver superior shareholder returns going forward.”

With 2011 annualized sales of $11 billion and more than 38,000 employees, Ecolab Inc. (NYSE: ECL) is the global leader in water, hygiene and energy technologies and services that provide and protect clean water, safe food, abundant energy and healthy environments. Ecolab delivers comprehensive programs and services to the food, energy, healthcare, industrial and hospitality markets in more than 160 countries. More Ecolab news and information is available at www.ecolab.com.

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Cautionary Statements Regarding Forward-Looking Information

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning the indicated annual cash dividend for 2012 and our outlook for further growth.  These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

More detailed information about risks and uncertainties that may affect our operating results and business performance may be found in our and, prior to December 1, 2011, Nalco’s filings with the Securities and Exchange Commission, including under Item 1A of reports filed on Form 10-K and Form 10-Q, and include the vitality of the markets we serve; the impact of worldwide economic factors such as the worldwide economy, credit markets, interest rates and foreign currency risk fluctuations in raw material and delivered product costs; our ability to develop competitive advantages through value, innovation and customer support; restraints on pricing flexibility due to contractual obligations; pressure on operations from consolidation of customers and vendors; our ability to promptly and effectively integrate the businesses of Ecolab and Nalco and to achieve the cost savings and synergies we anticipate from the Nalco acquisition within the expected time frame or at all; the Nalco acquisition may involve unexpected costs, unexpected liabilities or unexpected delays; the ability to acquire other complementary businesses and to effectively integrate such businesses; the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws; the occurrence of litigation or claims; acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets; our ability to attract and retain high caliber management talent; and other risks or uncertainties reported from time to time in our filings with the Securities and Exchange Commission.

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(ECL-D)